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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 5, 2002





                           KAISER GROUP HOLDINGS, INC.
             (successor issuer to Kaiser Group International, Inc.) (Exact name of registrant as specified in its charter)


   Delaware                     File No. 1-12248                  54-2014870
(State or other                 (Commission File                (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)



                                9302 Lee Highway
                          Fairfax, Virginia 22031-1207
          (Address of principal executive offices, including zip code)


                                  703-934-3600
              (Registrant's telephone number, including area code)


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Item 5. Other Events and Regulation FD Disclosure

Recent Developments

Possible Settlements with Nova Hut and ICF Consulting Group

Kaiser Group Holdings, Inc. ("Kaiser Group") and its subsidiary, Kaiser Netherlands, B.V. ("Kaiser Netherlands"), continue to be engaged in discussions with representatives of Nova Hut, a.s., the owner of a steel mini-mill in the Czech Republic as to which engineering and construction was completed in 2000, and of the International Finance Corporation, concerning a resolution of the parties' respective claims. Based on recent discussions, Kaiser Group believes that the parties may be nearing an agreement in principle for a settlement that would provide for a resolution of all issues among the parties and a payment of cash to Kaiser Netherlands.

In addition, representatives of Kaiser Group and ICF Consulting Group, Inc. ("ICF Consulting"), a privately held entity of which Kaiser Group has owned 10%, are engaged in negotiations concerning a possible resolution of the claims arising out of the sale of ICF Consulting by Kaiser Group's predecessor, Kaiser Group International, Inc. ("Old Kaiser") in June 1999. If agreed to, the proposed settlement would involve a restructuring of the notes due from ICF Consulting to Kaiser Group and a sale of Kaiser Group's equity interest in ICF Consulting.

If the settlements with Nova Hut and ICF Consulting proceed in accordance with current discussions, Kaiser Group would expect to receive aggregate cash payments and proceeds of approximately $11 million prior to the effects of income taxes. However, there can be no assurance that either or both of these settlements will proceed in accordance with current discussions.

Planning for Preferred Stock Redemption

Kaiser Group is considering a redemption of preferred stock in accordance with the terms of the Second Amended Plan of Reorganization of Old Kaiser, which plan became effective on December 18, 2000 (the "Plan of Reorganization"). The size of the redemption, and its timing, will depend in part on progress toward resolution of the Nova Hut and ICF Consulting matters referred to above, and also on progress in resolving other claims filed in the Old Kaiser bankruptcy proceedings. At the present time, Kaiser Group anticipates that a redemption of preferred stock will be made prior to the end of calendar year 2002 and possibly during the third quarter.

Further Consideration of Capital Structure

At the present time, Kaiser Group has outstanding preferred stock and common stock issued under the terms of the Plan of Reorganization and does not have any outstanding debt. As previously disclosed, Kaiser Group believes that its current capital structure is not tax efficient, in that the dividends paid on its outstanding preferred stock at the rate of 7% of the liquidation preference thereof may not be deductible for federal and state income tax purposes. Accordingly, Kaiser Group is evaluating a transaction under which it might exchange notes for some or all of its outstanding preferred stock. This analysis is not yet complete, and the results of that analysis to date suggest that an exchange of all of the outstanding preferred stock would not be effected. Any

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such exchange would be governed by the terms of definitive documentation that would be distributed to holders of Kaiser Group's preferred stock.

Forward-Looking Statements and Risk Factors

Kaiser Group's periodic filings with the Securities and Exchange Commission and written or oral statements made by Kaiser Group's officers and directors, to press, potential investors, securities analysts and others, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "estimate," "intend," "plan, " "foresee" or other words or phrases of similar import. Similarly, statements that describe or contain information related to matters such as our intent, belief, or expectation with respect to financial performance, claims resolution, cash availability, stock redemption plans, contract awards and performance, potential acquisitions and joint ventures, and cost-cutting measures are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those anticipated in these forward-looking statements. In light of these risks and uncertainties, including those described below, the forward-looking events might or might not occur.

Kaiser Group Is Dependent on Kaiser-Hill's Performance and Wind-Down of Nova Hut Project

Kaiser Group's long-term future profitability will be dependent, to a significant extent, on the performance of Kaiser-Hill Company, LLC ("Kaiser-Hill") under its closure contract with the Department of Energy ("DOE"). Kaiser-Hill serves as the general contractor at the Rocky Flats Environmental Technology site near Denver, Colorado, a former DOE nuclear weapons production facility. Kaiser-Hill's contract with the DOE includes a performance fee based upon a combination of the actual costs incurred to complete the site closure and the actual date of completion of the closure. If Kaiser-Hill fails to complete the closure within the target cost for the project or fails to complete the closure by March 31, 2007, Kaiser-Hill's fee will be reduced to a level significantly less than the fee estimate currently being used to recognize income on the project and further reduced by 30% of the costs incurred after the target date, up to a maximum of $20 million.

Kaiser-Hill has historically incurred certain expenses which are not reimburseable by the DOE pursuant to the Federal Acquisition Regulations. Accordingly such expenses, which Kaiser-Hill estimates could approximate up to 15% - 20% of the total award fee, would be deducted from the total fee prior to any distributions of net fee to either of the Kaiser-Hill parent companies. For reasons similar to those described in "Performance Risks Associated with Kaiser-Hill's work at DOE's Rocky Flats Site" below, it is difficult to estimate either the amount of net fee to be distributed to the two parents and or the effect, if any, that such unreimburseable costs would have on Kaiser Group's future cash flows.

Kaiser Group's cash flow is also dependent on the resolution of disputes relating to Kaiser Netherlands' performance under its fixed-price contract for turnkey engineering and construction

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services relating to the Nova Hut project and on the ability of Nova Hut, which is in financial difficulty, to pay for such services.

Performance Risks Associated with Kaiser-Hill's Work at DOE's Rocky Flats Site

The clean-up and closure of the DOE's Rocky Flats site involve substantial performance risks. Among other things, Kaiser-Hill's activities at the Rocky Flats site involve the clean-up, packaging and transportation of nuclear waste, and the demolition and destruction of facilities where nuclear weapons components were previously produced. Some of these activities have not been previously performed elsewhere, and therefore require the development of innovative and untested approaches. Kaiser-Hill emphasizes safety in its performance, but the nature of the Rocky Flats site and the activities of Kaiser-Hill and its subcontractors at the site are such that serious injuries, or even deaths, are possible. Significant safety incidents at the site could stop or significantly impede the progress of work being performed at the site by Kaiser-Hill and its subcontractors. The DOE contract contemplates that all, or substantially all, of the nuclear waste at Rocky Flats will be transported to other sites operated or managed by the DOE, and the identification of appropriate sites for storage of certain of those nuclear wastes have not yet been identified. In addition, objections have arisen to the transportation and storage of nuclear waste at certain sites previously scheduled to receive waste from Rocky Flats, including the DOE's Savannah River site in South Carolina. Deliveries of waste to the Savannah River site had previously been scheduled to begin in May, but such deliveries have been delayed as a result of objections interposed by the Governor of South Carolina. It is possible that similar objections will be raised with respect to the transportation and storage of waste from Rocky Flats at other DOE sites. Although the DOE contract contemplates that the DOE is responsible for providing transportation and storage sites for nuclear waste from Rocky Flats, an ongoing inability to ship plutonium and other nuclear waste to the DOE's Savannah River site in South Carolina and to other sites poses a substantial risk to the timely closure of the Rocky Flats site, and could interfere with Kaiser-Hill's ability to earn the fees to which Kaiser-Hill believes it should be entitled.

Potential Substantial Liabilities and Costs Associated with Kaiser-Hill's DOE Contract

Under the DOE contract, Kaiser-Hill is responsible for, and the DOE will not pay for costs associated with, liabilities caused by the willful misconduct or lack of good faith of Kaiser-Hill's managerial personnel or the failure to exercise prudent business judgment by Kaiser-Hill's managerial personnel. If Kaiser-Hill were found liable for any of these reasons, the associated costs could be substantial.

Absence of a Business Plan Beyond Kaiser-Hill and Nova Hut Project; Possible New Activities

Apart from the risks associated with Kaiser-Hill's performance under its contract with the DOE, the resolution of the dispute regarding the Nova Hut project, and Nova Hut's ability to pay Kaiser Netherlands, Kaiser Group's long-term future profitability will be dependent, to a significant extent, on its ability to develop a business plan for ongoing operations. It is possible that Kaiser Group's ongoing business plan will be limited to resolving issues related to the Nova Hut project and participating in the activities of Kaiser-Hill. The Board of Directors of Kaiser Group is considering whether Kaiser Group should attempt to develop a new revenue base. Such efforts

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could, for example, attempt to take advantage of Kaiser Group's successful history of performing in the government services market, both independently and through Kaiser-Hill. Efforts of Kaiser Group to develop a revenue base separate from Kaiser-Hill may involve start-up activities that involve risks peculiar to activities of this type.

Ability to Obtain Performance Guaranties

Given Old Kaiser's history, Kaiser Group may not be able to obtain satisfactory contract performance guaranty mechanisms, such as performance bond and letters of credit, at all or on satisfactory terms, to the extent such mechanisms are needed for new projects. These factors could limit the nature of the business activities in which Kaiser Group could engage should Kaiser Group decide to attempt to develop a new revenue base apart from Kaiser-Hill.

Uncertainties Concerning Adequacy of Funds

There can be no assurance that Kaiser Group will be able to continue to generate sufficient funds to meet its obligations, notwithstanding the significant improvements in Kaiser Group's operations and financial condition. Although Kaiser Group believes it will be able to generate sufficient funds to meet its working capital needs for the foreseeable future, its ability to gain access to additional capital, if needed, cannot be assured.

Risks Related to Old Kaiser's Reorganization and Related Estimates and
Assumptions

As with any plan of reorganization or other financial transaction, there are certain risk factors that must be considered in connection with Kaiser Group in relation to Old Kaiser's reorganization. All risk factors cannot be anticipated, some events will develop in ways that were not foreseen, and many or all of the assumptions used in connection with the Plan of Reorganization and Kaiser Group's periodic financial statements will not be realized exactly as assumed. Some or all of such variations may be material.

Some of the principal risks associated with Old Kaiser's reorganization include the following:

o The total amount of all allowed claims in the bankruptcy cases may be materially in excess of the estimated amounts of allowed claims assumed in Kaiser Group's financial statements. The amount and timing of the distributions that will ultimately be received by any particular holder of an allowed claim in any class may be materially and adversely affected should the assumptions be exceeded as to any class of claims.

o There are substantial uncertainties relating to the resolution of disputes between Kaiser Netherlands and Nova Hut concerning the Nova Hut project and Nova Hut's financial capacity to pay the substantial amounts Kaiser Group believes are due to Kaiser Netherlands.

o Due to delays in confirmation of the Plan of Reorganization, the resolution of claims, uncertainties concerning the Nova Hut project and other factors, the amount of cash available for distribution under the Plan of Reorganization may be less than previously anticipated.

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o    There are substantial uncertainties relating to the resolution of disputes with ICF Consulting and the ultimate recoverability of the ICF Consulting notes and related accrued interest.

Exhibits:

None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KAISER GROUP HOLDINGS, INC.
                                                (Registrant)


                                       /s/ John T. Grigsby, Jr.
                                       -----------------------------------------
                                       John T. Grigsby, Jr.
                                       President and Chief Executive Officer




Date:    June 5, 2002


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